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                                 EXHIBIT 16.1


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


July 10, 2000



Dear Sir/Madam:

We have read the (a) paragraph of Item 4 included in the Form 8-K dated July 10, 2000 of Exide Corporation filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

Arthur Andersen LLP






Copy to:  Mr. Kevin R. Morano, CFO, Exide Corporation